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                                                                    EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061), and Forms S-8 (File
No.'s 333-45253, 333-79007, 333-81751, 333-64525, 333-46589, 333-52799,
333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977,
333-08783, 333-42475, 333-23043, 333-72425, 333-87685, 333-88201, 333-87151,
333-84981, 333-80267, 333-08789, 333-08793 and 333-08801), of Lucent
Technologies Inc. of our report, dated January 20, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Current Report on Form 8-K dated February 10, 2000.


PricewaterhouseCoopers LLP
New York, New York
February 10, 2000